  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 30, 1999
                                                 REGISTRATION STATEMENT NO. 333-
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                -----------------

                             AVANIR PHARMACEUTICALS
             (Exact name of registrant as specified in its charter)

                   CALIFORNIA                                       33-0314804
 (State or other jurisdiction of incorporation         (I.R.S. Employer Identification No.)
                or organization)

                       9393 Towne Centre Drive, Suite 200
                           San Diego, California 92121
               (Address of Principal Executive Offices, Zip Code)

                                -----------------

                             1994 STOCK OPTION PLAN
                            (Full title of the plan)
                                -----------------

                             DR. GERALD J. YAKATAN,
                       9393 TOWNE CENTRE DRIVE, SUITE 200
                           SAN DIEGO, CALIFORNIA 92121
                                 (619) 558-0364
(Name, address, and telephone number, including area code, of agent for service)

                                -----------------

                                   Copies to:
                             JOHN J. HENTRICH, ESQ.
                                BAKER & MCKENZIE
                        101 WEST BROADWAY, TWELFTH FLOOR
                           SAN DIEGO, CALIFORNIA 92101
                                 (619) 236-1441

                                -----------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
                                                             PROPOSED MAXIMUM         PROPOSED MAXIMUM
    TITLE OF SECURITIES TO BE          AMOUNT TO BE         OFFERING PRICE PER       AGGREGATE OFFERING           AMOUNT OF
           REGISTERED                  REGISTERED(1)              SHARE                    PRICE              REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, no par
      value per share............       900,000(2)              $0.7656(3)              $689,063(3)                $191.56
------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also shall cover any additional shares of Class A Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant's outstanding shares of Class A Common Stock.

(2) Represents the following shares of Class A Common Stock available for issuance under the Registrant's 1994 Stock Option plan: (a) 250,000 shares of Class A Common Stock pursuant to an amendment approved by the shareholders at the Registrant's Annual Meeting of Shareholders held March 15, 1996, increasing the number of shares of Class A Common Stock reserved for issuance thereunder from 1,100,000 to 1,350,000; and (b) 650,000 shares of Class A Common Stock pursuant to an amendment approved by the shareholders at the Registrant's Annual Meeting of Shareholders held on March 15, 1997, increasing the number of shares of Class A Common Stock reserved for issuance thereunder from 1,350,000 to 2,000,000.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) and (c) of the Securities Act of 1933. Pursuant to Rule 457(c), the maximum offering price per share is $0.7656, the average of the high and low prices of a share of the Registrant's Class A Common Stock as reported on the Nasdaq National Market System on July 26, 1999, and the maximum aggregate offering price of $689,063 is the product of $0.7656 and the number of shares of the Registrant's Class A Common Stock being registered hereby.

================================================================================

                                EXPLANATORY NOTE

        We previously filed a registration statement on Form S-8 with the SEC on June 30, 1995 (Registration No. 33-94370) in connection with our 1994 Stock Option Plan. This registration statement registers 900,000 additional shares of our Class A Common Stock to be issued pursuant to our 1994 Stock Option Plan. Our board of directors approved and our shareholders ratified the issuance of the additional shares under two amendments to the 1994 Stock Option Plan. These amendments increased the maximum number of shares authorized under the 1994 Stock Option Plan from 1,100,000 to 2,000,000 shares of Class A Common Stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        We incorporate by reference in this prospectus and encourage you to read the following documents that we have filed with the SEC pursuant to the requirements of the Securities Exchange Act of 1934:

        1. Our Amended Annual Report on Form 10-K/A for the fiscal year ended September 30, 1998 filed with the SEC on February 2, 1999;

        2.      Our Definitive Proxy Statement filed with the SEC on January 4,
                1999;

        3. Our Quarterly Report on Form 10-Q for the quarter ended December 31, 1998 filed with the SEC on February 16, 1999;

        4. Our Current Reports on Form 8-K filed with the SEC on January 25, 1999, March 11, 1999, April 1, 1999 and April 20, 1999;

        5. Our Definitive Special Proxy Statement filed with the SEC on April 13, 1999;

        6. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 filed with the SEC on May 17, 1999; and

        7. The description of our Class A Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on July 31, 1990, including any amendments or reports filed for the purpose of updating the description.

        We also incorporate by reference as part of this prospectus and encourage you to read all reports and other documents that we have filed (or will file) with the SEC under the Securities Exchange Act of 1934, that are after the date of this prospectus and before the termination of the offering of the shares registered under this prospectus. You should understand that, if any statement contained in a report or document that is incorporated by reference in this prospectus is modified or superseded, then the later filed report or document will modify or supersede the statements contained in this prospectus.

        We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of that person, a copy of any and all documents incorporated by reference in this prospectus (not including, however, the exhibits to those documents unless those exhibits are specifically incorporated by reference in such documents). Requests should be sent to the attention of the Secretary of our company, at 9393 Towne Centre Drive, Suite 200, San Diego, California 92121 or you may call and ask for the Secretary of our company at (619) 558-0364.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        We hereby incorporate by reference Sections 204(a)(10) and (11), 204.5 and 317 of the California General Corporation Law which covers the indemnification of directors, officers, employees and agents of a corporation. We refer you to Article 6 of our Restated Articles of Incorporation, and Section
3.15 of our Amended and Restated By-Laws, which provide for indemnification by our company in the manner and to the full extent permitted by California law.

        Beginning August 10, 1992, we have maintained directors' and officers' liability insurance with policy limits of $7,500,000. The policy covers 100 percent of losses arising from, among other things, claims of breach of duty, neglect, error, alleged misstatement, misleading statement or omission by the directors and officers in their capacity as such. Payment for loss would be made to or on our behalf where we are required or permitted to indemnify directors or officers for covered losses pursuant to statutory or common law, our Restated Articles of Incorporation or Amended and Restated By-Laws or by agreement. The policy provides for retention of $5,000 per director or officer, subject to a maximum of $10,000 for each loss, except in the case of payment for loss to or on our behalf, in which case the retention is $100,000.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

(a)     Exhibits
----    -------------------------------------------------------------------------------------------------------
4.1      --  Forms of Class A and Class B Common Stock Certificates (1)
4.2      --  Class D Warrant Agreement (including form of Class D Warrant Certificate) (2)
4.3      --  Convertible Note, dated February 26, 1997, issued to RGC International Investors, LDC (3)
4.4      --  Form of Class G Stock Purchase Warrant (3)
4.5      --  Rights Agreement, dated as of March 5, 1999, between AVANIR Pharmaceuticals and American
             Stock Transfer & Trust Company (4)
4.6      --  Form of Rights Certificate with respect to the Rights Agreement dated as of March 5, 1999 (4)
4.7      --  Form of Series D Convertible Preferred Stock Certificate (5)
4.8      --  Amended and Restated Class I Stock Purchase Warrant dated March 4, 1999 (6)
4.9      --  Form of Class J Stock Purchase Warrant (5)
4.10     --  Class K Stock Purchase Warrant dated April 1, 1999 (6)
4.11     --  Class L Stock Purchase Warrant dated June 8, 1999(9)
5.1      --  Opinion of Baker & McKenzie
23.1     --  Independent Auditors' Consent
23.2     --  Consent of Baker & McKenzie (included in Exhibit 5.1)
24       --  Power of Attorney (reference is made to page II-4 of this registration statement.)

99.1     --    1994 Stock Option Plan (7)
99.2     --    1998 Stock Option Plan (8)

-----------------------

1. Incorporated by reference to the similarly described exhibit filed in connection with the registrant's Registration Statement on Form S-1, File No. 33-32742, declared effective by the SEC on May 8, 1990.

2. Incorporated by reference to the similarly described exhibit filed in connection with the registrant's Registration Statement on Form S-1, File No. 33-49082, declared effective by the SEC on October 26, 1992.

3. Incorporated by reference to the similarly described exhibit included with the registrant's Current Report on Form 8-K filed March 10, 1997.

4. Incorporated by reference to the similarly described exhibit included with the registrant's Current Report on Form 8-K filed on March 11, 1999.

5. Incorporated by reference to the similarly described exhibit included with the registrant's Current Report on Form 8-K filed on April 1, 1999.

6. Incorporated by reference to the similarly described exhibit included with the registrant's Current Report on Form 8-K filed on April 20, 1999.

7. Incorporated by reference to the similarly described exhibit included with the registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1994, filed December 29, 1994.

8. Incorporated by reference to the similarly described exhibit included with the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed May 17, 1999.

9. Incorporated by reference to the similarly described exhibit included with the registrant's Amendment No. 1 to the Registration Statement on Form S-3, filed July 15, 1999.



        (b) All other schedules are omitted for the reason that the information is included in the financial statements or the related notes or that they are not required or are not applicable.


ITEM 9. UNDERTAKINGS.

        We hereby undertake:

        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                ii. To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                iii. To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs 1(i) and 1(ii) will not apply if we file with or furnish to the SEC the information that is required to be included in a post-effective amendment by those paragraphs in periodic reports pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities registered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

        3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold upon the termination of our 1994 Stock Option Plan.

        We also undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of its Restated Articles of Incorporation and Amended and Restated By-Laws of the registrant, the California General Corporation Law or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, then the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 30th day of July, 1999.

                                       AVANIR PHARMACEUTICALS



                                       By: /s/Gerald J. Yakatan, Ph.D.
                                           -------------------------------------
                                           Gerald J. Yakatan, Ph.D.
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gerald J. Yakatan, Ph.D. and Gregory P. Hanson, and each of them acting individually, as his attorney-in-fact, each with full power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures as they may be signed by our said attorneys-in-fact to any and all amendments to this registration statement.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                      Title                                                     Date
               ---------                      -----                                                     ----


/s/Gerald J.Yakatan, Ph.D.                    President, Chief Executive Officer and a Director     July 30, 1999
-------------------------------------         (Principal Executive Officer)
        Gerald J. Yakatan, Ph.D.




/s/Gregory P. Hanson                          Vice President, Finance and Chief Financial           July 30, 1999
-------------------------------------         Officer (Principal Financial and Accounting
        Gregory P. Hanson                     Officer)





/s/George P. Rutland                          Chairman of the Board of Directors                    July 30, 1999
-------------------------------------
        George P. Rutland




/s/Dennis J. Carlo, Ph.D.                     Director                                              July 30, 1999
-------------------------------------
        Dennis J. Carlo, Ph.D.




/s/Michael W. George                          Director                                              July 30, 1999
-------------------------------------
        Michael W. George



                                              Director                                              July 30, 1999
-------------------------------------
        Edward L. Hennessy, Jr.




/s/James B. Glavin                            Director                                              July 30, 1999
-------------------------------------
        James B. Glavin

               Signature                      Title                                                     Date
               ---------                      -----                                                     ----


                                              Director                                              July 30, 1999
-------------------------------------
        Kenneth E. Olson




/s/Stuart A. Samuels                          Director                                              July 30, 1999
-------------------------------------
        Stuart A. Samuels




/s/Joseph E. Smith                            Director                                              July 30, 1999
-------------------------------------
        Joseph E. Smith

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER      DESCRIPTION
------      --------------------------------------------------------------------
4.1         Forms of Class A and Class B Common Stock Certificates (1)

4.2         Class D Warrant Agreement (including form of Class D Warrant
            Certificate) (2)

4.3         Convertible Note, dated February 26, 1997, issued to RGC
            International Investors, LDC (3)

4.4         Form of Class G Stock Purchase Warrant (3)

4.5         Rights Agreement, dated as of March 5, 1999, between AVANIR
            Pharmaceuticals and American Stock Transfer & Trust Company (4)

4.6 Form of Rights Certificate with respect to the Rights Agreement dated as of March 5, 1999 (4)

4.7         Form of Series D Convertible Preferred Stock Certificate (5)

4.8         Amended and Restated Class I Stock Purchase Warrant dated March 4,
            1999 (6)

4.9         Form of Class J Stock Purchase Warrant (5)

4.10        Class K Stock Purchase Warrant dated April 1, 1999 (6)

4.11        Class L Stock Purchase Warrant, dated June 8, 1999 (9)

5.1         Opinion of Baker & McKenzie

23.1        Independent Auditors' Consent

23.2        Consent of Baker & McKenzie (included in Exhibit 5.1)

24 Power of Attorney (reference is made to page II-4 of this registration statement.)

99.1        1994 Stock Option Plan (7)

99.2        1998 Stock Option Plan (8)

-----------------------

1. Incorporated by reference to the similarly described exhibit filed in connection with the registrant's Registration Statement on Form S-1, File No. 33-32742, declared effective by the SEC on May 8, 1990.

2. Incorporated by reference to the similarly described exhibit filed in connection with the registrant's Registration Statement on Form S-1, File No. 33-49082, declared effective by the SEC on October 26, 1992.

3. Incorporated by reference to the similarly described exhibit included with the registrant's Current Report on Form 8-K filed March 10, 1997.

4. Incorporated by reference to the similarly described exhibit included with the registrant's Current Report on Form 8-K filed on March 11, 1999.

5. Incorporated by reference to the similarly described exhibit included with the registrant's Current Report on Form 8-K filed on April 1, 1999.

6. Incorporated by reference to the similarly described exhibit included with the registrant's Current Report on Form 8-K filed on April 20, 1999.

7. Incorporated by reference to the similarly described exhibit included with the registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1994, filed December 29, 1994.

8. Incorporated by reference to the similarly described exhibit included with the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed May 17, 1999.

9. Incorporated by reference to the similarly described exhibit included with the registrant's Amendment No. 1 to the Registration Statement on Form S-3, filed July 15, 1999.